SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 8, 2004

Commission File Number 1-10741

PROVENA FOODS INC.

(Exact name of registrant as specified in its charter)

California	95-2782215
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

5010 Eucalyptus Avenue, Chino, California	91710
(Address of principal executive offices)	(ZIP Code)

(909) 627-1082

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 8, 2004, the Audit Committee of Provena Foods Inc. (the “Corporation”) dismissed KPMG LLP and engaged Cacciamatta Accountancy Corporation as the Corporation’s independent registered public accounting firm to audit the Corporation’s financial statements.

In connection with the audits of the two fiscal years ended December 31, 2003 and the subsequent interim period through September 8, 2004, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of KPMG LLP on the financial statements of the Corporation as of and for the years ended December 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2003 and the subsequent interim period through September 8, 2004, neither the Corporation nor anyone acting on its behalf consulted Cacciamatta Accountancy Corporation regarding either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Corporation’s financial statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The only exhibit filed with this report is Exhibit 16 - Letter of KPMG LLP re Change in Independent Registered Public Accounting Firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 8, 2004	PROVENA FOODS INC.

	By	/S/ THOMAS J. MULRONEY
Thomas J. Mulroney
Vice President and Chief Financial Officer